EXHIBIT E-7

TRADEMARK REG. # 2,127,310

Int. Cl.: 5

Prior U.S. Cls.: 6, 18, 44, 46, 51 and 52
Reg. No. 2,127,310
Registered Jan. 6, 1998
United States Patent and Trademark Office
__________________________________________________________________________________ __________________________

Trademark
Principal Register

NATURAL DISTRIBUTORS INTERNATIONAL, INC. (TEXAS CORPORATION 1141 BRITTMOORE ROAD HOUSTON, TX 77043	STRESS AND ANXIETY, IN CLASS 5 (U.S. CLS.6,18,44,51,AND 52).FIRST USE 12-15-1993; IN COMMERCE 12-15-1993
FOR: NUTRITIONAL SUPPLEMENTS NAMELY, FOR ALCOHOL ABUSE, DRUG ABUSE, EATING DISORDERS, WEIGHT LOSS,	SER. NO. 75-228,294, FILED 1-21-1997 JOHN MICHOS, EXAMINING ATTORNEY